Exhibit 10. (m)

BROWN SHOE COMPANY, INC.

DEFERRED COMPENSATION PLAN

                    WHEREAS, Brown Shoe Company, Inc. ("Company") desires to establish the Brown Shoe Company, Inc. Deferred Compensation Plan for certain management and highly compensated employees;

                    NOW, THEREFORE, effective February 1, 2003, the Company hereby establishes the Brown Shoe Company, Inc. Deferred Compensation Plan as set forth below:

TABLE OF CONTENTS

                                                                                                                                                        Page No.

1. PURPOSE ........................................................................1

2. DEFINITIONS

i

BROWN SHOE COMPANY, INC.

DEFERRED COMPENSATION PLAN

1. PURPOSE

    The purpose of this Brown Shoe Company, Inc. Deferred Compensation Plan ("Plan") is to provide eligible key employees of the Company with an opportunity to defer compensation to be earned by them from the Company as a means of saving for retirement or other future purposes and to provide such employees with competitive retirement and capital accumulation benefits. In addition, the Plan is intended to provide eligible key employees additional incentive to remain employed by the Company and to attract certain executive-level employees.

2. DEFINITIONS

    The following definitions shall be applicable throughout the Plan:

    2.1 Account.

        "Account" means a bookkeeping account established and maintained by the Company for each Participant reflecting Deferred Compensation and earnings and losses thereon in accordance with Section 5.

    2.2 Accounting Date.

        "Accounting Date" means each Business Day on which a calculation concerning a Participant's Account is performed, or as otherwise defined by the Committee.

    2.3 Beneficiary.

        "Beneficiary" means the person or persons designated by the Participant in accordance with Section 10, or if no person or persons are so designated, the estate of a deceased Participant.

    2.4 Board.

        "Board" means the Board of Directors of Brown Shoe Company, Inc. or its designee.

    2.5 Business Day.

        Business Day" means a day on which the New York Stock Exchange is open for trading activity.

    2.6 Committee.

        "Committee" means the Compensation Committee of the Board.

    2.7 Company.

        "Company" means Brown Shoe Company, Inc., its divisions, subsidiaries and affiliates.

    2.8 Compensation.

        "Compensation" means any employee compensation determined by the Committee to be properly deferrable under the Plan.

    2.9 Credit Date.

        "Credit Date" means each date on which Deferred Compensation is credited to an Account in accordance with rules prescribed by the Committee.

    2.10 Deferred Compensation.

        "Deferred Compensation" means the Compensation elected by the Participant to be deferred pursuant to the Plan.

    2.11 Election.

        "Election" means a Participant's delivery of a written notice of election to the Committee or its designee electing to defer payment of a specified percentage of his or her Compensation (in accordance with rules prescribed by the Committee) until such time as permitted by the Committee.

    2.12 Employee.

        "Employee" means an individual classified by the Committee as a full-time, regular salaried employee of the Company.

    2.13 Participant.

        "Participant" means an Employee who is selected by the Committee to be eligible to participate in the Plan and who has made an Election.

    2.14 Plan.

        "Plan" means this Brown Shoe Company, Inc. Deferred Compensation Plan, as amended from time to time.

    2.15 Plan Year.

        "Plan Year" means the period beginning on February 1, 2003 and ending on December 31, 2003 and, thereafter, means the annual period commencing January 1 and ending the following December 31.

    2.16 Termination.

        "Termination" means termination of services as an Employee for any reason.

3. ADMINISTRATION

    Full power and discretionary authority to construe, interpret and administer the Plan shall be vested in the Committee. This power and authority includes, but is not limited to, selecting which Employees are eligible to participate in the Plan, selecting Compensation eligible for deferral, selecting investment indices, establishing the level of Company Credits (if any) to the Plan, establishing deferral terms and conditions, receiving and approving beneficiary designation forms, and adopting modifications, amendments and procedures as may be deemed necessary, appropriate or convenient by the Committee. Decisions of the Committee shall be final, conclusive and binding upon all parties. The Committee, in its sole discretion, may delegate day-to-day administration of the Plan to an employee or employees of the Company or to a third-party administrator. The Committee may also rely on outside counsel, independent accountants or other consultants or advisors for advice and assistance in fulfilling its administrative duties under the Plan.

4. ELIGIBILITY

    The Committee shall have the authority to select from management and/or highly compensated employees those Employees who shall be eligible to participate in the Plan and the date on which such Employees may commence participation. The initial list of eligible employees is set forth in Appendix A.

5. PARTICIPANT ACCOUNTS

    Upon a Participant's initial election to participate in the Plan, there shall be established an Account, as designated by the Participant, to which there shall be credited any Deferred Compensation as of each Credit Date. The Account shall be credited or debited, as appropriate, on each Accounting Date with income or loss, as appropriate, based upon a hypothetical investment in any one or more of the investment options available under the Plan, as prescribed by the Committee for the particular Compensation credited.

6. TERMS OF PARTICIPATION

    6.1 In General.

        Any Employee selected by the Committee to participate in the Plan may elect to do so by delivering to the Committee or its designee an Election on a form prescribed by the Committee, electing the timing and form of distribution (if applicable), and setting forth the manner in which such Deferred Compensation shall be credited with investment gains and losses in accordance with Section 5. A Participant's initial Election must be filed at such time as designated by the Committee, but in no event later than the day immediately preceding the first day of the Plan Year to which such Election relates. A Participant may submit a new Election for any subsequent year in order to change the election previously made. Such subsequent Election must be filed at such time as designated by the Committee, but in no event later than 15 days preceding the first day of the Plan Year to which such subsequent Election relates. If a specific election has not been made with respect to any Plan Year, the Participant shall be deemed to have elected not to have Deferred Compensation credited to his or her Account for such Plan Year. An effective Election may not be revoked or modified except as otherwise determined by the Committee or as stated in the Plan.

      Newly employed Employees who are eligible to participate in the Plan may elect to participate for the current Plan Year within the first 30 days after commencing employment. Such election shall be effective on the first day of the month following the end of such 30-day period. Elections for subsequent Plan Years shall be made in accordance with the preceding paragraph.

    6.2 Investment Alternatives For Existing Balances.

        A Participant may elect to change an existing selection as to the investment alternatives in effect with respect to existing amounts in his or her Account (in increments prescribed by the Committee) as often, and with such restrictions, as determined by the Committee.

    6.3 Vesting.

        A Participant's Deferred Compensation shall be immediately one-hundred percent (100%) nonforfeitable upon being credited to such Participant's Account.

7. DISTRIBUTION

    7.1 In General.

        The Participant's Account shall be distributed at the time and in the manner elected by the Participant in his or her Election, subject to any limitations or conditions as determined by the Committee. If no Election is made by a Participant as to the timing of distribution or form of payment of his or her Account, such Account shall be paid in a single lump sum upon Termination.

    7.2 Death.

        In the event of the Participant's death, the Company shall pay all amounts in such Participant's Account to the Participant's Beneficiary in a single lump sum.

    7.3 Form of Distribution.

        Distribution of a Participant's Account shall be made in cash.

8. FINANCIAL HARDSHIP

        Upon the written request of a Participant or a Participant's legal representative and a finding that continued deferral will result in an unforeseeable financial emergency to the Participant, the Committee (in its sole discretion) may authorize (a) the payment of all or a part of a Participant's Account in a single lump sum prior to his or her ceasing to be a Participant, or (b) a Participant to cease contributing Deferred Compensation to the Plan during a Plan Year. It is intended that the Committee's determinations as to whether the Participant has suffered an "unforeseeable financial emergency" shall be made consistent with the requirements under Section 457(d) of the Internal Revenue Code of 1986, as amended. The Committee may adopt procedures for determining when a hardship situation exists, including the use of independent advisors to make such determinations.

        Any Participant receiving a hardship distribution may have no further amounts deferred under this Plan for a period of one year from the date of such distribution. The Participant shall not repay to the Company amounts distributed pursuant to this Section 8.

9. BENEFICIARY DESIGNATION

        A Participant may designate one or more persons (including a trust) to whom or to which payments are to be made if the Participant dies before receiving distribution of all amounts due under the Plan. A Participant may, at any time, elect to change the designation of a Beneficiary. A designation of Beneficiary will be effective only after the signed designation of Beneficiary is filed with the Committee or its designee while the Participant is alive and will cancel all designations of Beneficiary signed and filed earlier. If the Participant fails to designate a Beneficiary as provided above or if all of a Participant's Beneficiaries predecease him or her and he or she fails to designate a new Beneficiary, the remaining unpaid amounts shall be paid in one lump sum to the estate of such Participant. If all Beneficiaries of the Participant die after the Participant but before complete payment of all amounts due hereunder, the remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of such Beneficiaries.

10. UNSECURED GENERAL CREDITOR STATUS OF EMPLOYEE

        The payments to Participants and their Beneficiaries hereunder shall be made from the general corporate assets of the Company. No person shall have any interest in any such assets by virtue of the provisions of this Plan. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company. Any accounts maintained under this Plan shall be hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any account shall hold any actual funds or assets.

11. INALIENABILITY OF BENEFITS

    The interests of the Participants and their Beneficiaries under the Plan may not in any way be voluntarily or involuntarily transferred, alienated or assigned, nor subject to attachment, execution, garnishment or other such equitable or legal process. A Participant or Beneficiary cannot waive the provisions of this Section 11.

12. CLAIMS PROCEDURE

    Any Participant, Beneficiary or any other person claiming benefits, eligibility, participation or any other right or interest under this Plan may file a written claim setting forth the basis of the claim with the Chief Executive Officer of the Company ("CEO"). A written notice of the CEO's disposition of any such claim shall be furnished to the claimant within a reasonable time (not to exceed ninety (90) days) after the claim is received by the CEO. Notwithstanding the foregoing, the CEO may have additional time (not to exceed ninety (90) days) to decide the claim if special circumstances exist, provided that he advises the claimant, in writing and prior to the end of the initial ninety (90) day period, of the special circumstances giving rise to the need for additional time and the date on which he expects to decide the claim. If the claim is denied, in whole or in part, the notice of disposition shall include the specific reason for the denial, identify the specific provisions of the Plan upon which the denial is based, describe any additional material or information necessary to perfect the claim, explain why that material or information is necessary and describe the Plan's review procedures, including the timeframes thereunder for a claimant to file a request for review and for the Committee to decide the claim. The notice shall also include a statement advising the claimant of his right to bring a civil action if his claim is denied, in whole or in part, upon review.

    Within sixty (60) days after receiving the written notice of the CEO's disposition of the claim, the claimant may request, in writing, review by the Committee of the CEO's decision regarding his claim. Upon written request, the claimant shall be entitled to a review meeting with the Committee to present reasons why the claim should be allowed. The claimant or his authorized representative may submit a written statement in support of his claim, together with such comments, information and material relating to the claim, as he deems necessary or appropriate. The claimant or his duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which are relevant to the claimant's claim and its review. If the claimant does not request review within sixty (60) days after receiving written notice of the CEO's disposition of the claim, the claimant shall be deemed to have accepted the CEO's written disposition.

    The Committee shall make its decision on review and provide written notice thereof to the claimant within a reasonable time (not to exceed sixty (60) days) after the claim is received by the Committee. Notwithstanding the foregoing, the Committee may have additional time (not to exceed sixty (60) days) to decide the claim if special circumstances exist provided that the Committee advises the claimant, in writing, prior to the end of the initial sixty (60) day period, of the special circumstances giving rise to the need for additional time and the date on which it expects to decide the claim. In no event shall the Committee have more than one hundred twenty (120) days following its receipt of the claimant's request for review to provide the claimant with written notice of its decision. The Committee shall have the right to request of and receive from claimant such additional information, documents or other evidence as the Committee may reasonably require. In the event that the Committee requests such additional information from the claimant, the period for making the benefit determination on review shall not take into account the period beginning on the date on which the Committee notifies the claimant in writing of the need for additional information and ending on the date on which the claimant responds to the request for additional information.

    If the claim is denied upon review, in whole or in part, the notice of disposition shall include the specific reason for the denial, identify the specific provision of the Plan upon which the denial is based, include a statement advising the claimant of his right to receive, upon written request and free of charge, reasonable access to and copies of all documents, records and other information which are relevant to the claimant's claim and include a statement advising the claimant of his right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974, as amended if his claim is denied, in whole or in part, upon review.

    For purposes of this Section, a document, record or information will be considered "relevant' if it (a) was relied upon by the CEO or Committee, as applicable, in making the benefit decision, (b) was submitted, considered or generated in the course of making such decision, even if it was not relied upon in making those decisions, or (c) demonstrates compliance with the administrative processes and safeguards established by the Plan to insure that the terms of the Plan have been followed and applied consistently.

    To the extent permitted by law, a decision on review by the Committee shall be binding and conclusive upon all persons whomsoever. Completion of the claims procedure described in this Section shall be a mandatory precondition that must be complied with prior to commencement of a legal or equitable action in connection with the Plan by a person claiming rights under the Plan, or by another person claiming rights through such a person. The Committee may, in its sole discretion, waive these procedures as a mandatory precondition to such an action.

13. GOVERNING LAW

    The provisions of this plan shall be interpreted and construed in accordance with the laws of the State of Missouri, except to the extent preempted by Federal law.

14. AMENDMENTS

    The Committee may amend, alter or terminate this Plan at any time without the prior approval of the Board; provided, however, that the Committee may not, without approval by the Board, materially increase the benefits accruing to Participants under the Plan.

    IN WITNESS WHEREOF, this Plan is adopted effective the first day of February, 2003.

BROWN SHOE COMPANY, INC.

By:  Andrew M. Rosen

Title: Senior Vice President, Chief Financial Officer
              and Treasurer